UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain View Blvd., Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 14, 2015, Barnes & Noble Education, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized the repurchase of up to $50 million, in the aggregate, of the Company’s outstanding common stock. The stock repurchase program will be carried out at the direction of the Company (which may or may not include a plan under Rule 10b5-1 of the Securities Exchange Act of 1934). The stock may be repurchased on an ongoing basis. The stock repurchase program may be suspended, terminated, or modified at any time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release of Barnes & Noble Education, Inc., dated December 14, 2015.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 14, 2015

BARNES & NOBLE EDUCATION, INC.,

By:     /s/ Suzanne E. Andrews
Name:     Suzanne E. Andrews
Title:     General Counsel

BARNES & NOBLE EDUCATION, INC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Barnes & Noble Education, Inc., dated December 14, 2015.